                                                                     Exhibit 5.1


                                  [LETTERHEAD]




                                  July 27, 2000









PriceSmart, Inc.
4649 Morena Boulevard
San Diego, California 92117

         Re: PriceSmart, Inc. Registration Statement on Form S-3 - 646,498 Shares of Common Stock, Par Value $0.0001 Per Share

Ladies and Gentlemen:

         In connection with the registration by PriceSmart, Inc., a Delaware corporation (the "Company") of 646,498 shares of common stock of the Company, par value $0.0001 per share (the "Stock"), under the Securities Act of 1933, as amended, on the Registration Statement on Form S-3 filed or to be filed with the Securities and Exchange Commission on or about July 27, 2000, you have requested our opinion with respect to the matters set forth below.

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Stock, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the General Corporate Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

LATHAM & WATKINS

July 27, 2000
Page 2


         Subject to the foregoing, it is our opinion that as of the date of this opinion, the Stock has been duly authorized, validly issued and is fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                                   Very truly yours,

                                                   /s/ Latham & Watkins